UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

                                                               Date of Report

(Date of earliest event reported)	July 25, 2008

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-6887

99-0148992

(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number,
including area code)	(808) 694-8822

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.                                            Results of Operations and Financial Conditions.

On July 28, 2008, Bank of Hawaii Corporation announced its results of operations for the quarter ending June 30, 2008.  The public announcement was made by means of a press release, the text of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02                                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On April 25, 2008, stockholders approved an amendment to the Articles of Incorporation to eliminate the classified board of directors.  As a result of that change, each director serves a one year term, or until his or her successor is elected and qualified.

The Board has concluded that that it is appropriate to realign the Board’s equity compensation program to reflect the change in Board structure.  Prior to 2005, awards of restricted stock to Directors generally vested when the Director’s last term expires.  In the case of Director option grants prior to the 2005, the stock issued upon exercise was restricted stock subject to the same vesting conditions as awards of restricted stock.

Stockholders approved an amendment and restatement of the Director Stock Compensation Plan (the “Plan”) at the 2005 annual meeting.  Restricted stock awards issued in 2005 through 2007 under the Plan have included a three-year cliff vesting provision; restricted stock awards beginning in 2008 have a one-year vesting provision.  Stock options have not been granted to Directors under the Plan since 2006.  The stock options granted under the Plan between 2005 and 2006 vest in equal annual installments over a three-year period.

On July 25, 2008, the Board approved offering to its Directors the opportunity to amend the terms of restricted stock and option awards granted under the Plan prior to 2005 to (i) accelerate to October 1, 2008 the vesting of any outstanding restricted stock granted prior to 2005 (including any restricted stock that a Director may have acquired pursuant to the exercise of options granted prior to 2005), and (ii) eliminate restrictions on shares received upon exercise of outstanding options granted prior to 2005.

The Company does not expect to recognize any expense as a result of these amendments.

On July 25, 2008, the Company appointed Kent T. Lucien Chief Financial Officer.  Mr. Lucien has served as Chief Financial Officer on an interim basis since April 2008.  In connection with the appointment of Mr. Lucien as Chief Financial Officer, the Human Resources and Compensation Committee approved a restricted stock grant award of 7,500 shares of Bank of Hawaii Corporation common stock under the Bank of Hawaii Corporation 2004 Stock and Incentive Plan.

Item 9.01.                    Financial Statements and Exhibits

(d)                 Exhibits

Exhibit No.

10.1	Board Resolution for Amendment to Restricted Stock and Option Awards under the Director Stock Compensation Program.

99.1	July 28, 2008 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 28, 2008

BANK OF HAWAII CORPORATION

By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary